T 732.544.5544    F 732.544.5404  25 Christopher Way, Eatontown NJ 07724
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                                                                 www.qmedinc.com

NEWS RELEASE


Contact:  Robert Mosby, QMed, Inc. - 732-544-5544 x1107
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    QMed, Inc's Health e Monitoring Subsidiary Acquires Web Based Technology
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Eatontown, New Jersey, October 5, 2005 - QMed, Inc., (NASDAQ Symbol: QMED) today announced that Health e Monitoring, its health promotion and obesity management subsidiary, has acquired the assets as well as executive and technology staffs of Disease Management Technologies, Inc. As a result, Health e Monitoring now expands its offerings to include fully interactive web based applications for health promotion, obesity and co-morbidity management.

Michael W. Cox, QMed president and CEO said, "During the past year QMed has moved aggressively to leverage its evidence based clinical information management approach to healthcare and simultaneously to diversify its offerings for new markets. Forming QMedCare, gaining approval for the South Dakota Special Needs Plan and acquiring Health e Monitoring were key parts of our strategy. This acquisition enhances that strategy, even as it underlines our financial flexibility and strength."

"The acquisition is not only a coup for Health e Monitoring. The rest of our Company benefits significantly as well. First, we will now offer unmatched web tools for health and behavioral support for the patients of our physician partners. Second, we can also offer additional new tools for our physicians in the evidence based care of their patients. Third, these tools clearly address concerns that physicians will have as they begin to deal with emerging pay for performance initiatives set up by health plans and eventually by Medicare. So, with this acquisition, we extend not only our marketing reach but our clinical reach," Cox concluded.

K. Randall Burt, Health e Monitoring president added, "This keystone acquisition augments our program that now integrates telephonic support by Care Coaches, in-home objective data collection technologies, Interactive Voice Recognition and interactive web based behavior and clinical education. Through this combination, we achieve full online capability to drive dynamic, engaging health promotion on behalf of employers, health plans, and care providers through their Intranets as well as the Internet. Furthermore, we are enthused about current development on our future communication capabilities within wireless environments, as well as specific applications and programs for adolescents, children and families."

About QMed, Inc.
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QMed provides evidence-based clinical information management systems around the country to its health plan customers. The system incorporates Disease Management services to patients and decision support to physicians. The Company's QMedCare subsidiary specializes in serving high-risk populations of Medicare beneficiaries. Health e Monitoring is QMed's subsidiary offering weight, obesity and health promotion programs. The Company has been selected and operates in two Medicare Demonstrations to test the feasibility of reimbursing its care coordinated DM services in the vast Medicare fee-for-service program. More information on QMed, Inc. can be obtained at www.qmedinc.com, by calling (732) 544-5544 or by emailing investor@qmedinc.com

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T 732.544.5544    F 732.544.5404  25 Christopher Way, Eatontown NJ 07724
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                                                                 www.qmedinc.com

NEWS RELEASE


10/5/05 - Page 2 of 2


Except for historical information contained herein, matters discussed in this news release are forward-looking statements that involve risks and uncertainties. They include but are not limited to those relating to the timely implementation of programs, the impact of competitive product introductions, acceptance and pricing, and those risks detailed in the Company's filings with the Securities and Exchange Commission (SEC). Actual results may differ materially from any forward-looking statements due to these risks and uncertainties.

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